Exhibit 10.17

                       AGREEMENT WITH TARGET STOCKHOLDERS

      Agreement dated March 4, 2005 among Clarion Sensing Systems Acquisition Corp., a New Jersey corporation (the "Buyer"), and the stockholders (the "Target Stockholders") of Clarion Sensing Systems, Inc., an Indiana corporation (the "Target"). Buyer and Target Stockholders are referred to collectively herein as the "Parties."

      The Buyer and the Target are entering into an Asset Purchase Agreement concurrently herewith ("Asset Purchase Agreement"). The Asset Purchase Agreement contemplates a transaction in which the Buyer will purchase the Acquired Assets (and accept responsibility for the Assumed Liabilities) of the Target in return for cash and the Parent Shares.

      The Buyer and the Target make certain representations, warranties, and covenants in the Asset Purchase Agreement which will survive the Closing for purposes of potential indemnification. The Target Stockholders, however, intend to cause the Target to liquidate and dissolve after the Closing. The Buyer and the Target Stockholders therefore wish to provide for post-Closing indemnification against breaches of these representations, warranties, and covenants and to make certain other covenants among themselves.

      Now, therefore, in consideration of the premises and the mutual promises herein made, the Buyer and the Target Stockholders agree as follows.

      1. Definitions.

      "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

      "Annex" has the meaning set forth in ss.2 below.

      "Asset Purchase Agreement" has the meaning set forth in the preface above.

      "Confidential Information" means any information concerning the businesses and affairs of the Target that is not already generally available to the public.

      "Escrow Agreement" means that certain escrow agreement among ECSI International, Inc., Target and the Target Stockholders of even date herewith.

      "Indemnified Party" has the meaning set forth in ss.4(d) below.

      "Indemnifying Party" has the meaning set forth in ss.4(d) below.

      "Party" has the meaning set forth in the preface above.

      "Requisite Target Stockholders" means Target Stockholders holding a majority in interest of the total number of Target Shares that all of the Target Stockholders hold in the aggregate as set forth in the Annex.

      "Third Party Claim" has the meaning set forth in ss.4(d) below.

      Any capitalized term not otherwise defined in this Agreement has the meaning ascribed in the Asset Purchase Agreement.

      2. Representations and Warranties of the Target Stockholders. Each of the Target Stockholders represents and warrants to the Buyer that the statements contained in this ss.2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.2) with respect to himself or itself, except as set forth in the Annex attached hereto (the "Annex").

      (a) Authorization. The Target Stockholder has full power and authority to execute and deliver this Agreement and to perform his or its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Target Stockholder, enforceable in accordance with its terms and conditions, except that the enforceability hereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought.

      (b) Noncontravention. Neither the execution and the delivery of this Agreement by the Target Stockholder, nor the performance by the Target Stockholder of his or its obligations hereunder, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, stipulation, ruling, charge, or other restriction of any government, governmental agency, or court to which the Target Stockholder is subject or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Target Stockholder is a party or by which he or it is bound or to which any of his or its assets is subject.

      (c) Target Shares. The Target Stockholder holds of record the number of Target Shares set forth next to his or its name on the Annex.

      3. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

      (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of the Asset Purchase Agreement, each of the Parties will take

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such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under ss.4 below). The Target Stockholders acknowledge and agree that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Target, other than those expressly agreed to in writing by Buyer and Target prior to the Closing.

      (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under the Asset Purchase Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Target, each of the other Parties will cooperate with the contesting or defending Party and his or its counsel in the contest or defense, make available his or its personnel, and provide such testimony and access to his or its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under ss.4 below).

      (c) Transition. For three (3) years following the date hereof, none of the Target Stockholders will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Target from maintaining the same business relationships with the Buyer after the Closing as it maintained with the Target prior to the Closing. For three (3) years following the date hereof, each of the Target Stockholders will refer all customer inquiries relating to the businesses of the Target to the Buyer from and after the Closing. In the event a Target Stockholder shall be party to an agreement which would require such Target Stockholder not to discourage such business associates from maintaining the same business relationship with Buyer after the Closing as it maintained with Target prior to Closing following three (3) years from the date hereof, this Agreement shall in no way affect the application of such other agreement.

      (d) Confidentiality. Each of the Target Stockholders will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession. In the event that any of the Target Stockholders is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Target Stockholder will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this ss.3(d). If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Target Stockholders is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Target Stockholder may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Target Stockholder shall use his or its reasonable best efforts to obtain, at the reasonable request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate.

      (e) Post-Closing Covenant. The Parties intend that the transaction will be treated for income tax purposes as a taxable purchase of assets and not a tax-free reorganization. The Target Stockholders shall take no action or fail to take an action contrary to this intention, including but not limited to (i) causing the distribution of any property Target receives in connection with the transaction contemplated by the Asset Purchase Agreement pursuant to a plan of reorganization or (ii) taking the position for tax or other purposes to the effect that said transaction is a tax-free reorganization.

      4. Remedies for Breaches of this Agreement and the Asset Purchase
Agreement.

      (a) Survival of Representations and Warranties. All of the representations and warranties of the Target contained in ss.3(g)-(j), ss.3(l)-(w), ss.3(y) and ss.3(a)(a) - ss.3(a)(c) of the Asset Purchase Agreement shall survive the Closing and continue in full force and effect until three (3) years following the date hereof. All of the other representations and warranties of the Target and the Target Stockholders contained in the Asset Purchase Agreement (including the representations and warranties of the Target contained in ss.3(a)-(f), ss.3(k), ss.3(x) and ss.3(z) thereof) and in this Agreement or in any related agreement or in any document or instrument delivered pursuant thereto or in connection therewith, including without limitation any Side Agreement, shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).

      (b) Indemnification Provisions for Benefit of the Buyer.

      (i) In the event the Target breaches (or in the event any third party alleges facts that, if true, would mean the Target has breached) any of its representations, warranties, and covenants contained in the Asset Purchase Agreement or any related agreement or in any document or instrument delivered pursuant thereto or in connection therewith, including without limitation any Side Agreement, and, if there is an applicable survival period pursuant to ss.4(a) above, provided that the Buyer makes a written claim for indemnification against any of the Target Stockholders pursuant to ss.6(h) below within such survival period, then each of the Target Stockholders agrees, jointly and severally, to indemnify the Buyer and Parent from and against the entirety of any Adverse Consequences the Buyer and Parent may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer and Parent may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach). The Buyer may elect (x) to make a claim under the Escrow Agreement in accordance with the terms thereof (y), to make a claim for cash indemnification hereunder or (z) to make claims under both clauses (x) and (y) of this sentence; provided however, the total amount of indemnification payable to Buyer shall not exceed the amount of the Adverse Consequences.

      (ii) In the event any of the Target Stockholders breaches (or in the event any third party alleges facts that, if true, would mean any of the Target Stockholders has breached) any of his or its representations, warranties, and covenants contained in this Agreement or the Asset Purchase Agreement or any related agreement or in any document or instrument delivered pursuant thereto or in connection therewith, including without limitation any Side Agreement, and, if there is an applicable survival period pursuant to ss.4(a) above, provided that the Buyer or Parent makes a written claim for indemnification against the Target Stockholder pursuant to ss.6(h) below within such survival period, then the Target Stockholder agrees to indemnify the Buyer or Parent from and against the entirety of any Adverse Consequences the Buyer or Parent incurs through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer incurs after the end of any applicable survival period) resulting from, arising out of, or caused by the breach (or the alleged breach).

      (iii) Each of the Target Stockholders agrees, jointly and severally, to indemnify the Buyer or Parent from and against the entirety of any Adverse Consequences the Buyer incurs resulting from, arising out of, relating to, or caused by any Liability of the Target which is not an Assumed Liability (including any Liability of the Target that becomes a Liability of the Buyer or Parent under any bulk transfer law of any jurisdiction, under any common law doctrine of de facto merger or successor liability, under Environmental, Health, and Safety Requirements, under any Tax law or otherwise by operation of law);

      (c) Indemnification Provisions for Benefit of the Target Stockholders.

      (i) All of the representations and warranties of the Buyer contained in the Asset Purchase Agreement shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).

      (ii) In the event the Buyer breaches (or in the event any third party alleges facts that, if true, would mean the Buyer has breached) any of its representations, warranties, and covenants contained in the Asset Purchase Agreement and in this Agreement, and, if there is an applicable survival period pursuant to ss.4(c)(i) above, provided that any of the Target Stockholders makes a written claim for indemnification against the Buyer pursuant to ss.6(h) below within such survival period, then the Buyer agrees to indemnify each of the Target Stockholders from and against the entirety of any Adverse Consequences the Target Stockholder may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Target Stockholder may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).


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

      (iii) The Buyer agrees to indemnify each of the Target Stockholders from and against the entirety of any Adverse Consequences the Target Stockholder may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Assumed Liability.

      (d) Matters Involving Third Parties.

      (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this ss.4, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

      (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will defend the Indemnified Party from and against any Adverse Consequences the Indemnified Party incur resulting from, arising out of, relating to, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

      (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with ss.4(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably), and (D) the Indemnifying Party shall not be liable for any amounts in excess of the amount payable pursuant to a settlement or judgment if the Indemnified Party does not consent to such settlement or entry of judgment referred to in clause (C) above, unless the withholding of such consent was reasonable.


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

      (iv) In the event any of the conditions in ss.4(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this ss.4.

      (e) Other Indemnification Provisions. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy (including without limitation any such remedy arising under Environmental, Health, and Safety Requirements) any Party may have with respect to the Target or the transactions contemplated by this Agreement. Each of the Target Stockholders hereby agrees that he or it will not make any claim for indemnification against the Buyer by reason of the fact that he or it was a director, officer, employee, or agent of the Target or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Buyer against such Target Stockholder (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

      5. Termination. This Agreement shall terminate if and only if the Asset Purchase Agreement is terminated prior to the Closing in accordance with and pursuant to the terms thereof.

      6. Miscellaneous.

      (a) Exclusivity. None of the Target Stockholders will (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of any of the Target and its Subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. Each Target Stockholder will notify the Buyer immediately if he or it becomes aware that any Person has made any proposal, offer, inquiry, or contact with respect to any of the foregoing.


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

      (b) Press Releases and Public Announcements. None of the Target Stockholders shall issue any press release or make any public announcement relating to the subject matter of the Asset Purchase Agreement prior to the Closing without the prior written approval of the Buyer.

      (c) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

      (d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

      (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Requisite Target Stockholders; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain liable and responsible for the performance of all of its obligations hereunder).

      (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

      (g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

      If to the Target:
      Clarion Sensing System, Inc.
      3901 West 30th Street
      Indianapolis, IN 46222
      Attention: H. Martin Harmless
      Phone No. 317-295-1433
      Fax No. 317 - 295-1436


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

      Copy to:

      Jay W. Boyd, Esq.
      Barnes & Thornburg
      11 South Meridian Street
      Indianapolis, Indiana 46204-3535
      Phone No.317-231-7773
      Fax No. 317-231-7433

      If to the Buyer:

      ECSI Subsidiary
      790 Bloomfield Avenue
      Buiding C - Suite 1
      Clifton, NJ 07012
      Attention: Mr. Arthur Birch
      Phone No. 973-574-8555
      Fax No. 973-574-8562

      Copy to:

      Lasser Hochman, L.L.C.
      75 Eisenhower Parkway
      Roseland, New Jersey 07068
      Attention: David Silver, Esq.
      Phone No. 973-226-2700
      Fax No. 973-226-0844

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

      (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New Jersey without giving effect to any choice or conflict of law provision or rule (whether of the State of New Jersey or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New Jersey.

      (j) Arbitration. Any dispute arising under this Agreement shall be submitted to binding arbitration in Cincinnati, Ohio. The arbitration shall be conducted under the auspices of the


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

American Arbitration Association or another body selected by the parties. The parties shall use commercially reasonable efforts to agree on a single arbitrator. If they are unable to do so within 15 days after notice of commencement of the arbitration is given, then any party to the dispute may request the American Arbitration Association to supply a list of five prospective arbitrators. The parties shall alternately strike one name from the list, beginning with the party who commenced the arbitration, until only one name remains, and the last person remaining on the list shall be the arbitrator. By mutual agreement, the parties may reject an entire list and request another. Judgment on an award of the arbitrator may be entered by any court of competent jurisdiction. The arbitrators shall have the authority to grant equitable relief. The prevailing party in any arbitration shall be entitled to recover, in addition to any other relief awarded by the arbitrator, its reasonable costs and expenses, including attorneys' fees, of preparing for and participating in the arbitration. If each party prevails on specific issues in the arbitration, the arbitrator may allocate the costs incurred by all parties on a basis he deems appropriate.

      (k) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Requisite Target Stockholders. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      (l) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

      (m) Expenses. Each of the Parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby (except as otherwise provided herein).

      (n) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

      (o) Incorporation of Annex. The Annex is incorporated herein by reference and made a part hereof.


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

      IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

                                       CLARION SENSING SYSTEMS ACQUISITION CORP.


                                       By:
                                          --------------------------------------
                                                Arthur Birch, President


                                       -----------------------------------------
                                       BETTY HARMLESS


                                       -----------------------------------------
                                       BARRY PACHCIARZ


                                       -----------------------------------------
                                       TONY HARMLESS


                                       -----------------------------------------
                                       H. MARTIN HARMLESS


                                       -----------------------------------------
                                       JON PAYNE


                                       -----------------------------------------
                                       CARRIE BELLOCK


                                       -----------------------------------------
                                       JERRY GOULD


                                       -----------------------------------------
                                       BOB PLUMMER


                                       -----------------------------------------
                                       BRIAN O'DELL


                                       -----------------------------------------
                                       ANDY EASLEY


                                       -----------------------------------------
                                       ART PATTERSON


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


                                       -----------------------------------------
                                       SUSAN BOATRIGHT


                                       -----------------------------------------
                                       DICK CHEGAR


                                       -----------------------------------------
                                       SCOTT CRONK


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

                                      ANNEX

                                      None


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